Exhibit 99.1

Viveve Announces Third Quarter 2017 Financial Results

Company achieves record 120% year-over-year quarterly revenue growth

ENGLEWOOD, CO -- (Marketwired) – November 8, 2017 -- Viveve Medical Inc. (NASDAQ: VIVE), a medical technology company focused on women's health and wellness, today reported its financial results for the quarter ended September 30, 2017.

“During the third quarter, we achieved record quarterly sales of $4.1 million. These results demonstrate continued strong demand for our innovative technology and the GENEVEVE™ treatment globally – particularly in North America, our largest commercial market. We also reached a number of important milestones that support our global commercialization strategy,” said Patricia Scheller, chief executive officer and director of Viveve.

Q3 2017 Business Highlights

●	Recognized $4.1 million in total revenue – 120% year-over-year quarterly revenue growth
●	Achieved record quarterly number of system sales – 33% quarter-over-quarter increase
●	Achieved a total global installed base of 364 Viveve Systems
●	Received additional regulatory approvals and clearances - a total of nine received in 2017
●	Launched InControl Products by Viveve in U.S.

“The increasing demand we have seen since launching the Viveve System in the third quarter of 2015 reinforces the size of the worldwide opportunity and sets the stage for continuing global adoption through the remainder of the year and into 2018,” she continued.

Q3 2017 Financial Results

Revenue for the third quarter of 2017 totaled $4,070,000 from the sale of 60 systems, 47 of which were sold in North America through direct sales, and 2,724 treatment tips, compared to revenue of $1,849,000 for the same period in 2016, an increase of 120% year-over-year quarterly revenue growth.

Gross profit for the third quarter of 2017 was $2,011,000, or 49% of revenue, compared to gross profit of $691,000, or 37% of revenue, for the same period in 2016. The increase in gross profit was primarily due to global sales of 60 systems in the third quarter of 2017.

Total operating expenses for the third quarter of 2017 were $10,833,000, up from $5,326,000 in the same period in 2016, mainly a result of increased costs to support U.S. commercialization and expansion into new international markets, research and development efforts, strategies to protect our intellectual property, and other general corporate expenses.

Net loss for the third quarter of 2017 was $9,615,000, or a loss of $0.50 per share, compared with a net loss of $4,869,000, or a loss of $0.46 per share, for the same period in 2016.

Cash and cash equivalents were $19,207,000 as of September 30, 2017, an increase of $11,121,000 from $8,086,000 as of December 31, 2016.

Conference Call Information

The company will host a live conference call at 5:00 pm ET today. The conference call can be accessed at http://dpregister.com/10110851. The dial-in telephone number will be provided upon registration either in advance of or at the time of the conference call. The conference call will be archived on the company’s website at https://ir.viveve.com/ir-calendar .

About Viveve

Viveve Medical, Inc. is a women's health and wellness company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The internationally patented Viveve® System, that delivers the GENEVEVE™ treatment, incorporates clinically proven cryogen-cooled, monopolar radiofrequency (CMRF) energy-based technology to uniformly deliver volumetric heating while gently cooling surface tissue to generate robust neocollagenesis in one 30-minute in-office session.

International regulatory approvals and clearances have been received for vaginal laxity and/or improvement in sexual function indications from over 55 countries. Consistent with these approvals, Viveve is seeking an Investigational Device Exemption through the U.S. Food and Drug Administration (FDA) to conduct a pivotal study on use of the device for improvement in sexual function. Currently, in the United States, the Viveve System is cleared by the FDA for general surgical procedures for electrocoagulation and hemostasis.

InControl Products by Viveve are FDA cleared medical devices that treat stress, urge, and mixed incontinence conditions and products to improve pelvic floor strength. Viveve exclusively distributes InControl Medical’s products to healthcare providers in the United States. For more information visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

Geneveve is a trademark of Viveve, Inc.

Investor Relations contacts:

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah@sternir.com

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com

Media contact:

Sara Zelkovic

Berry & Company Public Relations

(212) 253-8881

szelkovic@berrypr.com

VIVEVE MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$19,207	$8,086
Accounts receivable	4,833	2,091
Inventory	1,903	2,687
Prepaid expenses and other current assets	3,217	1,066
Total current assets	29,160	13,930
Property and equipment, net	1,337	483
Investment in limited liability company	2,500	-
Other assets	112	136
Total assets	$33,109	$14,549
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,569	$3,086
Accrued liabilities	3,933	2,186
Note payable, current portion	-	1,867
Total current liabilities	7,502	7,139
Note payable, noncurrent portion	18,665	7,762
Other noncurrent liabilities	77	53
Total liabilities	26,244	14,954
Stockholders’ equity (deficit):
Common stock and additional paid-in capital	102,222	68,217
Accumulated deficit	(95,357)	(68,622)
Total stockholders’ equity (deficit)	6,865	(405)
Total liabilities and stockholders’ equity (deficit)	$33,109	$14,549

VIVEVE MEDICAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$4,070	$1,849	$10,187	$4,689
Cost of revenue	2,059	1,158	5,515	3,116
Gross profit	2,011	691	4,672	1,573

Operating expenses:
Research and development	3,464	2,054	9,292	6,313
Selling, general and administrative	7,369	3,272	19,681	8,435
Total operating expenses	10,833	5,326	28,973	14,748
Loss from operations	(8,822)	(4,635)	(24,301)	(13,175)
Interest expense, net	(777)	(221)	(2,385)	(1,094)
Other expense, net	(16)	(13)	(49)	(22)
Comprehensive and net loss	$(9,615)	$(4,869)	$(26,735)	$(14,291)

Net loss per share:
Basic and diluted	$(0.50)	$(0.46)	$(1.59)	$(1.63)

Weighted average shares used in computing net loss per common share
Basic and diluted	19,408,920	10,630,468	16,843,706	8,741,667